EXHIBIT 11

                    NATIONAL SANITARY SUPPLY COMPANY
                 COMPUTATION OF EARNINGS PER SHARE (a)
                              (UNAUDITED)

                                            Three Months Ended     Six Months Ended
(thousands, except per share data)               June 30,                June 30,
----------------------------------          -------------------   ------------------
                                             1997        1996      1997       1996
                                            -------     -------   -------   -------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                                 $ 1,217     $ 1,321   $ 1,842   $ 2,153
                                            =======     =======   =======   =======
Average Number of Shares of
 Common Stock Outstanding                     6,226       6,140     6,204     6,132
Incremental Effect of
 Unexercised Stock Options                       52          86        63        76
                                            -------     -------   -------   -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                      6,278       6,226     6,267     6,208
                                            =======     =======   =======   =======
Earnings per Common and Common
 Equivalent Share                           $  0.19     $  0.21   $  0.29   $  0.35
                                            =======     =======   =======   =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                                 $ 1,217     $ 1,321   $ 1,842   $ 2,153
                                            =======     =======   =======   =======
Average Number of Shares of
 Common Stock Outstanding                     6,226       6,140     6,204     6,132
Incremental Effect of
 Unexercised Stock Options                       96          91        85        95
                                            -------     -------   -------   -------
Average Number of Shares of
 Common Stock Assuming
 Full Dilution                                6,322       6,231     6,289     6,227
                                            =======     =======   =======   =======
Earnings Per Common Share
 Assuming Full Dilution                     $  0.19     $  0.21   $  0.29   $  0.35
                                            =======     =======   =======   =======
(a)  This calculation is submitted in accordance with the Securities Exchange Act of
1934.  Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.
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